    Exhibit 99.1
Ventas, Inc.    353 North Clark Street, Suite 3300    Chicago, Illinois 60654    (877) 4-VENTAS    www.ventasreit.com

Contact:    BJ Grant
(877) 4-VENTAS
Ventas Reports 2024 Second Quarter Results

CHICAGO – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the second quarter ended June 30, 2024.

CEO Remarks

“We started 2024 with momentum, which continued in the second quarter as we delivered another quarter of strong results. We are executing on our focused strategy to capture the unprecedented multiyear growth opportunity in senior housing,” said Debra A. Cafaro, Ventas Chairman and CEO.

“We drove occupancy and revenue growth in our senior housing operating portfolio (“SHOP”) to fuel our performance. We also are expanding our SHOP footprint and our enterprise growth rate by investing in attractive senior housing opportunities. Our financial strength has improved meaningfully year to date as a result of delivering profitable organic growth in SHOP, adding external investments focused on senior housing, and driving performance throughout our portfolio.

“We are pleased to again update and improve our guidance for the full year as we continue to create value for our shareholders and other stakeholders.

“As a major participant in the longevity economy, Ventas is focused on enabling exceptional environments that benefit a large and growing aging population,” Cafaro concluded.

Second Quarter and Other 2024 Highlights

•Net Income Attributable to Common Stockholders (“Attributable Net Income”) per share of $0.05

•Normalized Funds From Operations* (“Normalized FFO”) per share of $0.80, an increase of approximately 7% compared to the prior year

•Total Company Net Operating Income* (“NOI”) year-over-year growth of 6.9% and Total Company Same-Store Cash NOI* year-over-year growth of 7.8%

•On a Same-Store Cash NOI* basis, SHOP grew 15.2% year-over-year and was led by occupancy growth of 320 basis points
•Year to date, the Company closed approximately $350 million of investments focused on senior housing, with a large and growing pipeline of additional senior housing investment opportunities

•Year to date, the Company issued 10.4 million shares of common stock under its at-the-market equity offering program for gross proceeds of approximately $500 million. Proceeds have fully funded the senior housing investments completed year to date

*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Ventas Reports 2024 Second Quarter Results
August 1, 2024

Second Quarter 2024 Enterprise Results

For the Second Quarter 2024, reported per share results were:

	Quarter Ended June 30,
	2024	2023	$ Change	% Change
Attributable Net Income	$0.05	$0.26	($0.21)	(81%)
Nareit FFO*	$0.77	$1.02	($0.25)	(25%)
Normalized FFO*	$0.80	$0.75	$0.05	7%
* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Delivering Profitable Organic Growth in Senior Housing

The second quarter SHOP Same-Store portfolio benefited from average occupancy growth of 320 basis points year-over-year and rate growth, generating total revenue growth of 8.0%.

Second quarter average occupancy growth in the SHOP Same-Store portfolio was led by the U.S. at 380 basis points year-over-year. Canada average occupancy grew 170 basis points year-over-year, approaching 96% in the second quarter. All SHOP community types, geographies and operators experienced broad-based demand and strong sales execution, generating net move-ins consistently above prior year levels.

External Growth Opportunities Focused on Senior Housing

Ventas has closed on approximately $350 million of investments year to date focused on senior housing. These senior housing investments are generating going-in NOI yields approximating 8% and are priced below replacement cost, with significant multiyear NOI growth potential, in line with the Company’s investment criteria. Investment activity has been fully funded by the Company’s year to date equity issuance of approximately $500 million. The Company has a line of sight to additional investments focused on senior housing of approximately $400 million and intends to build on its investment momentum.

Financial Strength and Flexibility

Ventas’s long-term success is supported by its scale, strong liquidity and access to multiple sources of attractive capital. As of June 30, 2024, the Company had $3.3 billion in liquidity, including availability under its unsecured revolving credit facility and $550 million of cash and cash equivalents.

•Leverage continued to improve, led by SHOP organic growth and equity-funded senior housing investments. Net Debt-to-Further Adjusted EBITDA* was 6.4x at the end of the second quarter, an improvement of 0.3x from the first quarter and 0.5x from year-end 2023.

*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

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Ventas Reports 2024 Second Quarter Results
August 1, 2024

Updated and Improved Full Year 2024 Guidance

The Company is updating and improving its guidance for the full year. The Company’s guidance contains forward-looking statements and is based on a number of assumptions, including select assumptions identified later in this press release. Actual results may differ materially.

	As of 5/1/2024	As of 8/1/2024
Attributable Net Income Per Share Range	$0.03 - $0.11	$0.07 - $0.13
Attributable Net Income Per Share Midpoint	$0.07	$0.10
Nareit FFO Per Share Range*	$2.98 - $3.06	$3.02 - $3.08
Nareit FFO Per Share Midpoint*	$3.02	$3.05
Normalized Per Share FFO Range*	$3.10 - $3.18	$3.12 - $3.18
Normalized Per Share FFO Midpoint*	$3.14	$3.15
* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Investor Presentation

A Second Quarter Earnings Presentation is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations. Additional information regarding the Company can be found in its Second Quarter 2024 Supplemental posted at ir.ventasreit.com. The information contained on, or that may be accessed through, the Company’s website, including the information contained in the aforementioned Earnings Presentation and Supplemental, is not incorporated by reference into, and is not part of, this document.

Second Quarter 2024 Results Conference Call

Ventas will hold a conference call to discuss this earnings release on Friday, August 2, 2024 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (888) 330-3576 (or +1 (646) 960-0672 for international callers), and the participant passcode is 7655497. A live webcast can be accessed from the Investor Relations section of www.ventasreit.com.

A telephonic replay will be available at (800) 770-2030 (or +1 (609) 800-9909 for international callers), passcode 7655497, after the earnings call and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas, Inc. (NYSE: VTR) is a leading S&P 500 real estate investment trust enabling exceptional environments that benefit a large and growing aging population. With approximately 1,350 properties in North America and the United Kingdom, Ventas occupies an essential role in the longevity economy. The Company’s growth is fueled by its approximately 800 senior housing communities, which provide valuable services to residents and enable them to thrive in supported environments. The Ventas portfolio also includes outpatient medical buildings, research centers and healthcare facilities. The Company aims to deliver outsized performance by leveraging its unmatched operational expertise, data-driven insights from its Ventas OITM platform, extensive relationships and strong financial position. Ventas’s seasoned team of talented professionals shares a commitment to excellence, integrity and a common purpose of helping people live longer, healthier, happier lives.

Non-GAAP Financial Measures

This press release of Ventas, Inc. (the “Company,” “we,” “us,” “our” and similar terms) includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”), such as Nareit FFO, Normalized FFO, Net Operating Income (“NOI”), Same-Store Cash NOI, Same-Store Cash NOI Growth and Net Debt to Further Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to the
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Ventas Reports 2024 Second Quarter Results
August 1, 2024

most directly comparable GAAP measures are included in the appendix to this press release. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives for, or superior to, financial measures calculated in accordance with GAAP.

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “assume,” “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. We urge you to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in our filings with the Securities and Exchange Commission, such as in the sections titled “Cautionary Statements — Summary Risk Factors,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our subsequent Quarterly Reports on Form 10-Q.
Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our completed or anticipated acquisitions and investments; (b) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation, including evolving laws and regulations regarding data privacy and cybersecurity and environmental matters, and the challenges and expense associated with complying with such regulation; (c) the potential for significant general and commercial claims, legal actions, investigations, regulatory proceedings and enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs, uninsured liabilities, including fines and other penalties, reputational harm or significant operational limitations, including the loss or suspension of or moratoriums on accreditations, licenses or certificates of need, suspension of or nonpayment for new admissions, denial of reimbursement, suspension, decertification or exclusion from federal, state or foreign healthcare programs or the closure of facilities or communities; (d) the impact of market and general economic conditions on us, our tenants, managers and borrowers and in areas in which our properties are geographically concentrated, including macroeconomic trends and financial market events, such as bank failures and other events affecting financial institutions, market volatility, increases in inflation, changes in or elevated interest and exchange rates, tightening of lending standards and reduced availability of credit or capital, geopolitical conditions, supply chain pressures, rising labor costs and historically low unemployment, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public and private capital markets; (e) our reliance and the reliance of our tenants, managers and borrowers on the financial, credit and capital markets and the risk that those markets may be disrupted or become constrained; (f) the implementation and impact of regulations related to the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) and other stimulus legislation, including the risk that some or all of the CARES Act or other COVID-19 relief payments we or our tenants, managers or borrowers received could be recouped; (g) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate, and the financial condition or business prospect of our tenants, managers and borrowers; (h) the risk of
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Ventas Reports 2024 Second Quarter Results
August 1, 2024

bankruptcy, inability to obtain benefits from governmental programs, insolvency or financial deterioration of our tenants, managers, borrowers and other obligors which may, among other things, have an adverse impact on the ability of such parties to make payments or meet their other obligations to us, which could have an adverse impact on our results of operations and financial condition; (i) the risk that the borrowers under our loans or other investments default or that, to the extent we are able to foreclose or otherwise acquire the collateral securing our loans or other investments, we will be required to incur additional expense or indebtedness in connection therewith, that the assets will underperform expectations or that we may not be able to subsequently dispose of all or part of such assets on favorable terms; (j) our current and future amount of outstanding indebtedness, and our ability to access capital and to incur additional debt which is subject to our compliance with covenants in instruments governing our and our subsidiaries’ existing indebtedness; (k) risks related to the recognition of reserves, allowances, credit losses or impairment charges which are inherently uncertain and may increase or decrease in the future and may not represent or reflect the ultimate value of, or loss that we ultimately realize with respect to, the relevant assets, which could have an adverse impact on our results of operations and financial condition; (l) the risk that our leases or management agreement are not renewed or are renewed on less favorable terms, that our tenants or managers default under those agreements or that we are unable to replace tenants or managers on a timely basis or on favorable terms, if at all; (m) our ability to identify and consummate future investments in, or dispositions of, healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests, including our ability to dispose of such assets on favorable terms as a result of rights of first offer or rights of first refusal in favor of third parties; (n) risks related to development, redevelopment and construction projects, including costs associated with inflation, rising or elevated interest rates, labor conditions and supply chain pressures, and risks related to increased construction and development in markets in which our properties are located, including adverse effect on our future occupancy rates; (o) our ability to attract and retain talented employees; (p) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply with such requirements; (q) the ownership limits contained in our certificate of incorporation with respect to our capital stock in order to preserve our qualification as a REIT, which may delay, defer or prevent a change of control of our company; (r) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (s) increases in our borrowing costs as a result of becoming more leveraged, including in connection with acquisitions or other investment activity and rising or elevated interest rates; (t) our reliance on third-party managers and tenants to operate or exert substantial control over properties they manage for, or rent from, us, which limits our control and influence over such operations and results; (u) our exposure to various operational risks, liabilities and claims from our operating assets; (v) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (w) our exposure to particular risks due to our specific asset classes and operating markets, such as adverse changes affecting our specific asset classes and the real estate industry, the competitiveness or financial viability of hospitals on or near the campuses where our outpatient medical buildings are located, our relationships with universities, the level of expense and uncertainty of our research tenants, and the limitation of our uses of some properties we own that are subject to ground lease, air rights or other restrictive agreements; (x) the risk of damage to our reputation; (y) the availability, adequacy and pricing of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (z) the risk of exposure to unknown liabilities from our investments in properties or businesses; (aa) the occurrence of cybersecurity threats and incidents that could disrupt our or our tenants’, managers’ or borrower’s operations, result in the loss of confidential or personal information or damage our business relationships and reputation; (bb) the failure to maintain effective internal controls, which could harm our business, results of operations and financial condition; (cc) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; (dd) disruptions to the management and operations of our business and the uncertainties caused by activist investors; (ee) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change; (ff) the risk of potential dilution resulting from future sales or issuances of our equity securities; and (gg) the other factors set forth in our periodic filings with the Securities and Exchange Commission.
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Ventas Reports 2024 Second Quarter Results
August 1, 2024

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts; dollars in USD; unaudited)

	As of June 30, 2024	As of December 31, 2023
Assets
Real estate investments:
Land and improvements	$2,588,599	$2,596,274
Buildings and improvements	27,358,282	27,201,381
Construction in progress	410,663	368,143
Acquired lease intangibles	1,454,473	1,448,146
Operating lease assets	312,812	312,142
	32,124,829	31,926,086
Accumulated depreciation and amortization	(10,647,898)	(10,177,136)
Net real estate property	21,476,931	21,748,950
Secured loans receivable and investments, net	36,195	27,986
Investments in unconsolidated real estate entities	608,844	598,206
Net real estate investments	22,121,970	22,375,142
Cash and cash equivalents	557,082	508,794
Escrow deposits and restricted cash	58,202	54,668
Goodwill	1,045,071	1,045,176
Assets held for sale	43,261	56,489
Deferred income tax assets, net	1,657	1,754
Other assets	702,986	683,410
Total assets	$24,530,229	$24,725,433
Liabilities and equity
Liabilities:
Senior notes payable and other debt	$13,175,077	$13,490,896
Accrued interest	122,132	117,403
Operating lease liabilities	213,110	194,734
Accounts payable and other liabilities	1,003,078	1,041,616
Liabilities related to assets held for sale	4,988	9,243
Deferred income tax liabilities	32,660	24,500
Total liabilities	14,551,045	14,878,392
Redeemable OP unitholder and noncontrolling interests	311,468	302,636
Commitments and contingencies
Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—
Common stock, $0.25 par value; 600,000 shares authorized, 413,154 and 402,380 shares outstanding at June 30, 2024 and December 31, 2023, respectively	103,242	100,648
Capital in excess of par value	16,135,972	15,650,734
Accumulated other comprehensive loss	(17,409)	(35,757)
Retained earnings (deficit)	(6,577,395)	(6,213,803)
Treasury stock, 2 and 279 shares issued at June 30, 2024 and December 31, 2023, respectively	(25,060)	(13,764)
Total Ventas stockholders’ equity	9,619,350	9,488,058
Noncontrolling interests	48,366	56,347
Total equity	9,667,716	9,544,405
Total liabilities and equity	$24,530,229	$24,725,433
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Ventas Reports 2024 Second Quarter Results
August 1, 2024

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD; unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Rental income:
Triple-net leased	$153,934	$154,355	$309,302	$304,094
Outpatient medical and research portfolio	218,853	215,807	437,730	418,811
	372,787	370,162	747,032	722,905
Resident fees and services	817,600	724,614	1,630,904	1,429,607
Third party capital management revenues	4,332	3,996	8,628	8,173
Income from loans and investments	1,436	6,554	2,725	20,143
Interest and other income	4,825	1,032	11,605	2,775
Total revenues	1,200,980	1,106,358	2,400,894	2,183,603
Expenses
Interest	149,259	143,265	299,192	271,340
Depreciation and amortization	339,848	304,689	640,103	586,808
Property-level operating expenses:
Senior housing	603,359	547,110	1,213,180	1,084,332
Outpatient medical and research portfolio	73,286	72,171	147,224	139,084
Triple-net leased	3,506	3,537	7,244	7,333
	680,151	622,818	1,367,648	1,230,749
Third party capital management expenses	1,650	1,436	3,403	3,142
General, administrative and professional fees	37,727	34,399	86,464	79,197
Loss (gain) on extinguishment of debt, net	420	(6,801)	672	(6,801)
Transaction, transition and restructuring costs	2,886	3,069	7,563	4,455
Allowance on loans receivable and investments, net	(42)	(12,065)	(110)	(20,129)
Gain on foreclosure of real estate	—	(29,127)	—	(29,127)
Shareholder relations matters	37	—	15,751	—
Other expense (income)	8,128	(17,959)	6,794	(10,197)
Total expenses	1,220,064	1,043,724	2,427,480	2,109,437
(Loss) income before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	(19,084)	62,634	(26,586)	74,166
(Loss) income from unconsolidated entities	(1,652)	31,254	(10,035)	25,631
Gain on real estate dispositions	49,670	1,405	50,011	11,606
Income tax (expense) benefit	(7,766)	9,773	(4,762)	12,575
Income from continuing operations	21,168	105,066	8,628	123,978
Net income	21,168	105,066	8,628	123,978
Net income attributable to noncontrolling interests	1,781	1,613	3,553	3,008
Net income attributable to common stockholders	$19,387	$103,453	$5,075	$120,970
Earnings per common share
Basic:
Income from continuing operations	$0.05	$0.26	$0.02	$0.31
Net income attributable to common stockholders	0.05	0.26	0.01	0.30
Diluted:[1]
Income from continuing operations	$0.05	$0.26	$0.02	$0.31
Net income attributable to common stockholders	0.05	0.26	0.01	0.30
Weighted average shares used in computing earnings per common share
Basic	408,097	400,431	405,747	400,211
Diluted	411,823	404,122	409,472	403,957

1 Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.
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Ventas Reports 2024 Second Quarter Results
August 1, 2024

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations Attributable to Common Stockholders (FFO)
(In thousands, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

			Q2 YoY
	2024	2023	Change
	Q2	Q2	’24-’23
Net income attributable to common stockholders	$19,387	$103,453	(81%)
Net income attributable to common stockholders per share[1]	$0.05	$0.26	(81%)
Adjustments:
Depreciation and amortization on real estate assets	339,186	304,095
Depreciation on real estate assets related to noncontrolling interests	(3,723)	(4,344)
Depreciation on real estate assets related to unconsolidated entities	12,012	10,675
Gain on real estate dispositions	(49,670)	(1,405)
Subtotal: Nareit FFO adjustments	297,805	309,021
Subtotal: Nareit FFO adjustments per share	$0.72	$0.76
Nareit FFO attributable to common stockholders	$317,192	$412,474	(23%)
Nareit FFO attributable to common stockholders per share	$0.77	$1.02	(25%)

Adjustments:
Loss (gain) on derivatives, net	1,387	(12,634)
Non-cash income tax expense (benefit)	6,074	(11,514)
Loss (gain) on extinguishment of debt, net	420	(6,801)
Transaction, transition and restructuring costs	2,886	3,069
Amortization of other intangibles	96	96
Non-cash impact of changes to equity plan	(2,366)	(2,402)
Significant disruptive events, net	2,363	(6,675)
Allowance on loans receivable and investments, net	(42)	(12,065)
Gain on foreclosure of real estate	—	(29,127)
Shareholder relations matters	37	—
Other normalizing items[2]	302	—
Normalizing items related to noncontrolling interests and unconsolidated entities, net	770	(32,076)
Subtotal: Normalized FFO adjustments	11,927	(110,129)
Subtotal: Normalized FFO adjustments per share	$0.03	$(0.27)
Normalized FFO attributable to common stockholders	$329,119	$302,345	9%
Normalized FFO attributable to common stockholders per share	$0.80	$0.75	7%
Weighted average diluted shares	411,823	404,122

[1] Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.
[2] Includes adjustments for unusual items, including $0.3 million for the three months ended June 30, 2024, primarily related to the settlement by one of our operators of class action litigation in our SHOP segment.

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Ventas Reports 2024 Second Quarter Results
August 1, 2024

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Nareit FFO and Normalized FFO to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers Nareit FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), Nareit FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies across periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of Nareit FFO and Normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

Nareit Funds From Operations Attributable to Common Stockholders (“Nareit FFO”)

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Adjustments for unconsolidated entities and noncontrolling interests will be calculated to reflect FFO on the same basis.

Normalized FFO

The Company defines Normalized FFO as Nareit FFO excluding the following income and expense items, without duplication: (a) transaction, transition and restructuring costs; (b) amortization of other intangibles; (c) the impact of expenses related to asset impairment and valuation allowances; (d) the write-off of unamortized deferred financing fees or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (e) the non-cash impact of income tax benefits or expenses; (f) the non-cash impact of changes to the Company’s executive equity compensation plan; (g) non-cash charges related to leases; (h) the financial impact of contingent consideration; (i) gains and losses on derivatives and changes in the fair value of financial instruments; (j) gains and losses on non-real estate dispositions and other normalizing items related to noncontrolling interests and unconsolidated entities; (k) net expenses or recoveries related to significant disruptive events; and (l) other items set forth in the Normalized FFO reconciliation included herein.

Nareit FFO and Normalized FFO presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Nareit FFO and Normalized FFO should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, Nareit FFO and Normalized FFO should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

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Ventas Reports 2024 Second Quarter Results
August 1, 2024

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Full Year 2024 Guidance as of August 1, 20241
Net Income and FFO Attributable to Common Stockholders2
(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2024		FY 2024 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$31	$56	$0.07	$0.13

Depreciation and amortization adjustments	1,272	1,272	3.07	3.07
Gain on real estate dispositions	(50)	(50)	(0.12)	(0.12)

Nareit FFO attributable to common stockholders	$1,253	$1,278	$3.02	$3.08

Other adjustments[3]	40	40	0.10	0.10

Normalized FFO attributable to common stockholders	$1,294	$1,318	$3.12	$3.18
% Year-over-year growth			4%	6%

Weighted average diluted shares (in millions)	415	415

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

2 Totals may not add due to minor corporate-level adjustments.

3 Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

Select Guidance Assumptions:

1.Close ~$750 million of investments focused on senior housing, all equity funded (no further investment activity assumed)
2.Dispose of assets for $300 million in net proceeds
3.FAD capital expenditures of ~$250 million
4.General and administrative expenses expected to range from $155 million to $160 million
5.Interest expense expected to range from $603 million to $611 million
6. 2024 Guidance midpoint includes ~($0.015) per share non-cash GAAP impact on Normalized FFO from straight-lining upon potential Kindred lease resolution

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Ventas Reports 2024 Second Quarter Results
August 1, 2024

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Full Year 2024 Guidance as of May 1, 20241
Net Income and FFO Attributable to Common Stockholders2
(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2024		FY 2024 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$11	$45	$0.03	$0.11

Depreciation and amortization adjustments	1,214	1,214	2.95	2.95

Nareit FFO attributable to common stockholders	$1,225	$1,258	$2.98	$3.06

Other adjustments[3]	51	51	0.12	0.12

Normalized FFO attributable to common stockholders	$1,276	$1,309	$3.10	$3.18
% Year-over-year growth			4%	6%

Weighted average diluted shares (in millions)	411	411

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

2 Totals may not add due to minor corporate-level adjustments.

3 Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

Select Guidance Assumptions

•Close ~$350M of investments focused on senior housing (no further investment activity assumed)
•Dispose of assets for $300M in net proceeds
•FAD capital expenditures of ~$250M
•General and administrative expenses expected to approximate $155M at the guidance midpoint
•Interest expense expected to range from $604M to $614M
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Ventas Reports 2024 Second Quarter Results
August 1, 2024

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Second Quarter 2024 Same-Store Cash NOI by Segment
(In thousands, unless otherwise noted; dollars in USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended June 30, 2024
	SHOP	OM&R	Triple-Net Leased Properties	Non-Segment	Total
Net income attributable to common stockholders					$19,387
Adjustments:
Interest and other income					(4,825)
Interest expense					149,259
Depreciation and amortization					339,848
General, administrative and professional fees					37,727
Loss on extinguishment of debt, net					420
Transaction, transition and restructuring costs					2,886
Allowance on loans receivable and investments, net					(42)
Shareholder relations matters					37
Other expense					8,128
Loss from unconsolidated entities					1,652
Gain on real estate dispositions					(49,670)
Income tax expense					7,766
Net income attributable to noncontrolling interests					1,781
NOI	$214,241	$146,273	$150,428	$3,412	$514,354
Adjustments:
Straight-lining of rental income	—	(3,482)	744	—	(2,738)
Non-cash rental income	—	(2,223)	(11,538)	—	(13,761)
Cash modification fees	—	500	—	—	500
NOI not included in cash NOI[1]	423	(551)	(763)	—	(891)
Non-segment NOI	—	—	—	(3,412)	(3,412)
Cash NOI	$214,664	$140,517	$138,871	$—	$494,052

Adjustments:
Cash NOI not included in Same-Store	(25,061)	(16,389)	(9,428)	—	(50,878)
Same-Store Cash NOI	$189,603	$124,128	$129,443	$—	$443,174

Percentage increase	15.2%	3.3%	2.6%		7.8%

1     Includes consolidated properties. Excludes sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational and land parcels from all periods. Assets that have undergone business model transitions are reflected within the new business segment as of the transition date.

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Ventas Reports 2024 Second Quarter Results
August 1, 2024

	For the Three Months Ended June 30, 2023
	SHOP	OM&R	Triple-Net Leased Properties	Non-Segment	Total
Net income attributable to common stockholders					$103,453
Adjustments:
Interest and other income					(1,032)
Interest expense					143,265
Depreciation and amortization					304,689
General, administrative and professional fees					34,399
Gain on extinguishment of debt, net					(6,801)
Transaction, transition and restructuring costs					3,069
Allowance on loans receivable and investments, net					(12,065)
Gain on foreclosure of real estate					(29,127)
Other income					(17,959)
Income from unconsolidated entities					(31,254)
Gain on real estate dispositions					(1,405)
Income tax benefit					(9,773)
Net income attributable to noncontrolling interests					1,613
NOI	$177,504	$144,195	$150,818	$8,555	$481,072
Adjustments:
Straight-lining of rental income	—	(1,958)	519	—	(1,439)
Non-cash rental income	—	(2,177)	(12,502)	—	(14,679)
NOI not included in cash NOI[1]	2,504	(6,865)	(5,998)	—	(10,359)
Non-segment NOI	—	—	—	(8,555)	(8,555)
NOI impact from change in FX	(872)	—	54	—	(818)
Cash NOI	$179,136	$133,195	$132,891	$—	$445,222

Adjustments:
Cash NOI not included in Same-Store	(14,533)	(12,999)	(6,681)	—	(34,213)
NOI impact from change in FX not in Same-Store	5	—	—	—	5
Same-Store Cash NOI	$164,608	$120,196	$126,210	$—	$411,014

1     Includes consolidated properties. Excludes sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational and land parcels from all periods. Assets that have undergone business model transitions are reflected within the new business segment as of the transition date.

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Ventas Reports 2024 Second Quarter Results
August 1, 2024

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Adjusted EBITDA and Net Debt
(Dollars in thousands USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended
	June 30, 2024		March 31, 2024		December 31, 2023
Net income (loss) attributable to common stockholders	$19,387		$(14,312)		$(90,819)
Adjustments:
Interest expense	149,259		149,933		154,853
Loss on extinguishment of debt, net	420		252		85
Taxes (including tax amounts in general, administrative and professional fees)	9,214		(1,637)		5,743
Depreciation and amortization	339,848		300,255		435,276
Non-cash stock-based compensation expense	5,791		16,284		5,690
Transaction, transition and restructuring costs	2,886		4,677		3,635
Shareholder relations matters	37		15,714		—
Net income attributable to noncontrolling interests, adjusted for partners’ share of consolidated entity EBITDA	(7,014)		(5,353)		(3,491)
Loss from unconsolidated entities, adjusted for Ventas’ share of EBITDA from unconsolidated entities	29,038		33,746		30,539
Gain on real estate dispositions	(49,670)		(341)		(39,802)
Unrealized foreign currency loss (gain)	33		6		(320)
Loss (gain) on derivatives, net	1,401		(9,321)		(24,375)
Significant disruptive events, net	2,363		1,160		(1,901)
Allowance on loan investments and impairment of unconsolidated entities, net of noncontrolling interest	(39)		(68)		(73)
Other normalizing items [1]	302		2,357		2,750
Adjusted EBITDA	$503,256		$493,352		$477,790
Adjustment for current period activity	(375)		(658)		1,035
Further Adjusted EBITDA	$502,881		$492,694		$478,825

Further Adjusted EBITDA annualized	$2,011,524		$1,970,776		$1,915,300

Total debt	$13,175,077		$13,555,194		$13,490,896
Cash and cash equivalents	(557,082)		(632,443)		(508,794)
Restricted cash pertaining to debt	(31,461)		(31,234)		(29,019)
Partners’ share of consolidated debt	(302,231)		(298,719)		(297,480)
Ventas’ share of unconsolidated debt	637,504		602,088		575,329
Net debt	$12,921,807		$13,194,886		$13,230,932

Net Debt / Further Adjusted EBITDA	6.4	x	6.7	x	6.9	x

1 Includes adjustments for unusual items, including approximately $0.3 million, $2.4 million and $2.8 million for the three months ended June 30, 2024, March 31, 2024 and December 31, 2023, respectively, primarily related to the settlement by one of our operators of class action litigation in our SHOP segment.

The Company believes that Net debt and Further Adjusted EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

Adjusted EBITDA

The Company defines Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense, asset impairment and valuation allowances),
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Ventas Reports 2024 Second Quarter Results
August 1, 2024

excluding (a) gains or losses on extinguishment of debt; (b) noncontrolling interests’ share of adjusted EBITDA; (c) transaction, transition and restructuring costs; (d) net gains or losses on real estate activity; (e) gains or losses on re-measurement of equity interest upon acquisition; (f) gains or losses on derivatives and changes in the fair value of financial instruments; (g) unrealized foreign currency gains or losses; (h) net expenses or recoveries related to significant disruptive events; and (i) non-cash charges related to leases, and including (x) Ventas’ share of adjusted EBITDA from unconsolidated entities and (y) the impact of other items set forth in the Adjusted EBITDA reconciliation included herein.

Further Adjusted EBITDA

Further Adjusted EBITDA is Adjusted EBITDA further adjusted for transactions and events that were completed during the period, as if the transaction or event had been consummated at the beginning of the relevant period and considers any other incremental items set forth in the Further Adjusted EBITDA reconciliation included herein.

The Company considers NOI and Cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis.

NOI

The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and third party capital management expenses.

Cash NOI

The Company defines Cash NOI as NOI for its reportable business segments (i.e., SHOP, outpatient medical and research portfolio and triple-net leased properties), determined on a Constant Currency basis, excluding the impact of, without duplication (i) non-cash items such as straight-line rent and the amortization of lease intangibles, (ii) sold assets, assets held for sale, development properties not yet operational and land parcels and (iii) other items set forth in the Cash NOI reconciliation included herein. In certain cases, results may be adjusted to reflect the receipt of cash payments, fees, and other consideration that is not fully recognized as NOI in the period.

Same-Store

The Company defines Same-Store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the Same-Store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its segment performance. Newly acquired development properties and recently developed or redeveloped properties in the Company’s SHOP reportable business segment will be included in Same-Store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the outpatient medical and research portfolio and triple-net leased properties reportable business segments will be included in Same-Store once substantial completion of work has occurred for the full period in both periods presented. Senior housing operating portfolio and triple-net leased properties that have undergone operator or business model transitions will be included in Same-Store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from Same-Store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by significant disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a significant disruptive redevelopment; (iv) for the outpatient medical and research portfolio and triple-net leased properties reportable business segments, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase NOI, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material change in occupancy or NOI; or (v) for SHOP and triple-net leased properties reportable business segments, those properties that are scheduled to undergo operator or
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Ventas Reports 2024 Second Quarter Results
August 1, 2024

business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

Constant Currency

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.
Contacts
BJ Grant
(877) 4-VENTAS
Source: Ventas, Inc.
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